UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2010

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On May 6, 2010, we announced that we intend to offer (the “Notes Offering”) $200 million aggregate principal amount of fixed rate senior subordinated notes due 2020 (the “Notes”).

On May 6, 2010, we also announced that we commenced a tender offer (the “Offer”) for any and all of our outstanding approximately $235.2 million aggregate principal amount of 3.5% Senior Subordinated Convertible Notes due 2026 for cash in an amount equal to $1,020 per $1,000 principal amount of Convertible Notes purchased, plus accrued and unpaid interest. The Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of June 3, 2010, unless we extend or earlier terminate the Offer. The Offer is conditioned upon closing of the Notes Offering.

The press releases relating to the Notes Offering and the Offer are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release regarding Notes Offering.

99.2 Press Release regarding Offer.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 6, 2010	By:	/s/Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release regarding Notes Offering.
99.2	Press Release regarding Offer.